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                                                                  EXHIBIT 10.31


                    SETTLEMENT AGREEMENT AND MUTUAL RELEASE

        THIS SETTLEMENT AGREEMENT AND MUTUAL RELEASE (hereinafter the "Agreement") is entered into as of this __ day of January, 1997, by and between MotorVac Technologies, Inc. (hereinafter "MTI"), on the one side, and De-Carbon Australia Pty Ltd, Carbon Clean Corporation Pty Ltd, Carbon Tune Pty Ltd, Chris Somas, Roydn Sweet and Jim Litis (hereinafter collectively referred to as "De-Carbon"), on the other.

        This Agreement is executed with reference to the following facts:

                                    RECITALS

        A. On or about May 24, 1996, De-Carbon Australia Pty Ltd filed a complaint against MTI, formerly known as CarbonClean Corporation, in the Orange County Superior Court, designated as Case No. 764248. Subsequently, on or about August 13, 1996, MTI filed a cross-complaint in that action against De-Carbon Australia Pty Ltd and Robert Fisher. (The complaint and cross-complaint shall hereinafter be referred to collectively as the "Lawsuit").

        B. This Agreement does not pertain in any way to Robert Fisher, and nothing stated herein is intended to affect the rights of the parties hereto with respect to Robert Fisher.

        C. The parties hereto desire to enter into this Agreement in order to finally resolve the disputes existing between them relating to the Lawsuit.


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        NOW THEREFORE, in consideration of the foregoing facts and the mutual covenants and agreements contained herein, the parties hereto agree as follows:

        1.      ASSIGNMENT OF THE CARBONCLEAN NAME AND LOGO

                (a) De-Carbon will assign, deed and take all other steps necessary to transfer to MTI, or to MTI's designee, all of De-Carbon's alleged rights to the name and logo of CarbonClean (and any trade names or trademarks related thereto).

                (b) Within ten (10) days of the date of full execution of this Agreement (hereinafter "the Due Date"), MTI will provide De-Carbon with the required transfer documentation.

                (c) Within ten (10) days of the date of De-Carbon's receipt of the transfer documentation from MTI, De-Carbon will execute and return this documentation to MTI's Australian counsel, Phillips Fox (attention Shayne Leslie), with a fax copy to MTI's United States counsel, Tredway, Lumsdaine & Doyle LLP (attention Joseph A. Lumsdaine).

                (d) De-Carbon further agrees that it will, as of the Due Date, discontinue all use of the CarbonClean name and logo, and not use the CarbonClean name or logo as part of any company name.

                (e) The failure by De-Carbon to comply with the terms of this paragraph shall be a breach of this Agreement, but which is subject to the cure period set forth in paragraph 13(b), below (hereinafter the "Cure Period").

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        2.      ASSIGNMENT OF THE MOTORVAC NAME AND LOGO

                (a) De-Carbon will assign, deed and take all other steps necessary to transfer to MTI, or to MTI's designee, all of De-Carbon's alleged rights to the name and logo of MotorVac (and any trade names or trademarks related thereto).

                (b) Within ten (10) days of the date of dismissal of the Lawsuit as provided in paragraph 12, below (hereinafter "the Due Date"), MTI will provide De-Carbon with the required transfer documentation.

                (c) Within ten (10) days of the date of De-Carbon's receipt of the transfer documentation from MTI, De-Carbon will execute and return this documentation to MTI's Australian counsel, Phillips Fox (attention Shayne Leslie), with a fax copy to MTI's United States counsel, Tredway, Lumsdaine & Doyle LLP (attention Joseph A. Lumsdaine).

                (d) De-Carbon further agrees that it will, as of the Due Date, discontinue all use of the MotorVac name and logo, and not use the MotorVac name or logo as part of any company name.

                (e) The failure by De-Carbon to comply with the terms of this paragraph shall be a breach of this Agreement, but which is subject to the Cure Period.

        3.      NON-COMPETITION

                (a) For the period of three (3) years immediately following the date of this Agreement, De-Carbon shall not solicit any dealer, supplier, distributor or customer

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to leave its relationship with MTI or an MTI distributor.  The failure by
De-Carbon to comply with this provision shall be a breach of this Agreement, but which will be subject to the Cure Period. De-Carbon will remedy such a breach by providing written support of and approval of MTI products and recommend that the relationship in question with MTI continue.

                (b) For the period of three (3) years immediately following the date of this Agreement, De-Carbon shall not manufacture, assemble, wholesale or distribute any engine fuel systems cleaning machines, devices or cleaning solvents or detergents for use in gasoline or diesel engines, within the territories of Australia, New Zealand, Malaysia, Singapore, Indonesia and Japan. De-Carbon may only sell carbon cleaning services through its retail outlets in Australia and franchise those retail outlets in Australia with respect to fuel system cleaning machines or detergents, except as provided in paragraph 10, below. De-Carbon shall only use MTI CarbonClean detergent in MTI CarbonClean equipment. The failure by De-Carbon to comply with this subparagraph shall be a breach of this Agreement, but which will be subject to the Cure Period.

        4.      ABANDONMENT OF RIGHTS TO THE CARBON TUNE AND DE-CARBON NAMES

        MTI will abandon, now and forever, the right to acquire the Carbon Tune and De-Carbon names or trademarks in Australia. However, De-Carbon will allow all MTI distributors outside of Australia who are currently using the Carbon Tune name to continue to use that name.




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        5.      CHANGE OF STYLE OF THE CARBON TUNE AND DE-CARBON NAMES

                (a) Within ten (10) days of the Due Date, De-Carbon shall change the logo, type and style of the Carbon Tune and De-Carbon names and submit changes to MTI for approval at MTI's sole discretion. However, MTI's approval shall not unreasonably be withheld. Subject to MTI's review and approval, MTI will agree to accept a new logo for Carbon Tune and De-Carbon that is:

                        (i)     One word;

                        (ii)    Of a different type set;

                        (iii)   Not red and blue; and

                        (iv)    Has no jet-stream effect.

                (b) Within twenty (20) days after notification by MTI of its approval of the new Carbon Tune and De-Carbon logos, De-Carbon shall no longer use, and shall change, all signs, literature, business cards and other items containing De-Carbon's use of the CarbonClean, De-Carbon and Carbon Tune logo as currently fashioned, and provide MTI with a written statement evidencing such compliance.

                (c) The failure by De-Carbon to comply with this paragraph shall be a breach of this Agreement, but which will be subject to the Cure Period.

        6.      NOTIFICATION REGARDING TESTS CONDUCTED

        De-Carbon shall notify in writing the Royal Melbourne Institute of Technology ("RMIT"), the Federal Office of Road Safety ("FORS"), Broken Hill Proprietary Ltd




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("BHP"), and Australian Environmental Health Services ("AEHS") that the tests conducted by De-Carbon were conducted using only MTI-branded CarbonClean equipment (which may have been modified to mining regulations) and detergent. De-Carbon shall make such notifications, and provide MTI with proof thereof, within ten (10) days of the Due Date.

        7.      REPURCHASE OF EQUIPMENT

        With respect to the equipment described in Michele Ahrens' letter to Jerome Amante dated December 19, 1996, whereby MTI agreed to repurchase five
(5) units, and regarding which MTI has delivered a check for $4,421.25 to Jerome Amante on December 30, 1996:

                (a) With regard to machine number 4 on page 2, MTI will pay a total of $1,121.25 (an increase of $825) if the four (4) complete adaptors are included; and with regard to machine number 5, MTI will pay a total of $1,237.50 (an increase of $825) if all four (4) adaptors are included. MTI will supply De-Carbon with an adaptor list.

                (b) With regard to the "15 units loaned out", MTI will allow these units to remain loaned out provided that within ten (10) days of the Due Date, De-Carbon provides MTI with a list of serial numbers, location, business address of user, etc.

                (c) MTI will also exercise its option to repurchase the 16 CCs II's (items 6 through 21 of Michele Ahrens' December 19, 1996 letter) at $725 x 75% or $543.75, subject to the inspection and approval by MTI or MTI's distributor. Within ten (10) days




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of the Due Date, De-Carbon will allow MTI's distributor to inspect these 16 machines. Within ten (10) days after a satisfactory inspection by MTI's distributor, MTI will send its distributor a check for the applicable funds ($8,700 if all is in good order), and MTI's distributor will in turn deliver such payment to De-Carbon and pick up the subject machines. The failure by De-Carbon to allow MTI's distributor to inspect these 16 units or to release the subject units to MTI's distributor shall be a breach of this Agreement, but which is subject to the Cure Period.

        8.      LIST OF WHOLESALE CUSTOMERS

        Within ten (10) days of the Due Date, De-Carbon shall provide MTI with a list of all of De-Carbon's current wholesale customers (including, but not limited to, those for the fifteen (15) units loaned out as referred to in paragraph 7(b), above), for the purpose of allowing MTI or MTI's distributor to endeavor to supply further machines or detergent to such customers. De-Carbon, however, shall have no obligation to require those customers in possession of the fifteen (15) loaned out units to use any specific detergent.

        9.      SUPPLY OF MTI DETERGENT

        If, during the three (3) year period immediately following the date of this Agreement, MTI's distributor fails to supply De-Carbon with detergent for its retail or franchise locations for any reason other than the breach of this Agreement or business reasons, e.g., the failure by De-Carbon to pay, MTI will supply De-Carbon with detergent at the international retail price. MTI shall have the right to terminate this provision


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should De-Carbon commit an uncured breach of this Agreement.

        10.     SALE OF NON-REPURCHASED MACHINES

        With respect to the machines for which MTI has not exercised its repurchase option, as set forth in Michele Ahrens' letter of December 19, 1996, De-Carbon may sell these units only if:

                (a) They are sold within one hundred fifty (150) days of the date of this Agreement; and

                (b) De-Carbon provides MTI with a list of locations, serial numbers, address of unit, and other necessary identifying information of the purchasers within one hundred sixty (160) days of the date of this Agreement or within ten (10) days of sale by De-Carbon, whichever comes first.

                (c) De-Carbon shall not sell to the users of the machines referred to in this paragraph any additional detergent.

        11.     PAYMENT OF $100,000

                (a) Subject to a letter by Roy A. Hoff, Inc., De-Carbon will forward by wire transfer the sum of One Hundred Thousand Seven Hundred and Fifty Dollars ($100,750) to Roy A. Hoff, Inc. by January 3, 1997. This wire transfer shall be made to Roy A. Hoff, Inc., a Professional Law Corporation Client Trust Account, Account No. 16643-30927, Bank of America (La Mirada Branch), Corporate office, 345 Montgomery, San Francisco, California 94104, telephone (415) 615-4700, ABA/Routing No. 121 000


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358.    Of the above amount, the sum of $100,000 is for the benefit of MTI and
$750 is an administrative fee to Roy A. Hoff, Inc.

        (b) This $100,000 payment shall be as consideration for MTI's release of De-Carbon from liability and full settlement with De-Carbon, as provided in this Agreement. This sum will only be released to MTI upon MTI's signing of this Agreement, MTI's filing of a request to withdraw the pending OSC re contempt against De-Carbon, and the Court's entry of a dismissal with prejudice of MTI's cross-complaint in the Lawsuit (except as to Robert Fisher). This sum is separate from and unrelated to any Stipulated Judgment as set forth in paragraph 13, below.

        (c) MTI will pay its attorneys' fees related to the drafting and processing of this settlement with the court.

12.     DISMISSAL OF LAWSUIT

        As soon as practicable, but in no event later than ten (10) days from the expiration date specified in paragraph 13(e) of this Agreement, De-Carbon shall dismiss its complaint in the Lawsuit with prejudice and MTI shall dismiss its cross-complaint in the Lawsuit with prejudice (except as to Robert Fisher).

13.     STIPULATED JUDGMENT

        (a) Concurrently with the execution of this Agreement, De-Carbon Australia Pty Ltd, Carbon Clean Corporation Pty Ltd, Carbon Tune Pty Ltd, Chris Somas, Rodyn Sweet, and Jim Litis shall execute a Stipulation for Entry of Judgment in favor of


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MTI in the amount of One Hundred Fifty Thousand Dollars (U.S. $150,000).  MTI
will prepare the Stipulation for Entry of Judgment and Stipulated Judgment, in form and content satisfactory to both De-Carbon and MTI. For purposes of the Stipulated Judgment, Carbon Clean Corporation Pty Ltd, Carbon Tune Pty Ltd, Chris Somas, Rodyn Sweet, and Jim Litis will be added as Roe cross-defendants in MTI's cross-complaint in the Lawsuit. MTI may have the Stipulated Judgment entered only against that entity and/or individual who violates the Settlement Agreement.

                (b) The Cure Period: In the event of a breach of this Agreement, MTI shall notify De-Carbon thereof by both facsimile and courier service. De-Carbon shall then have twenty (20) days from the receipt of MTI's faxed written notice to remedy the breach specified and to notify MTI in writing by facsimile and courier service that the breach has been cured. All references to date and time shall be to Perth WA, Australia date and time.

                (c) In the event that the breach is not remedied within the twenty (20) day Cure Period, MTI may show proof to the Court and have the Stipulated Judgment enforced against the entity and/or individual who violated the Agreement.

                (d) De-Carbon agrees and acknowledges that any breach of this Agreement and failure to cure, if applicable, will amount to substantial and irreparable harm to MTI. Therefore, in addition to enforcement of the Stipulated Judgment, MTI may also exercise its right to any injunctive relief.


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                (e)     The Stipulated Judgment shall expire and be removed on
the third anniversary of the Due Date.

        14.     MUTUAL RELEASE

                (a) For the consideration referred to herein, De-Carbon, on the one side, and MTI, on the other, on behalf of themselves and for all of their principals, agents, employees, predecessors, successors, assigns, officers, directors, shareholders, trustees, representatives, heirs, executors, administrators, attorneys, insurance carriers, partners, joint venturers, investors, parent companies, subsidiaries, and affiliates, hereby forever release and discharge each other, and the other's principals, agents, employees, predecessors, successors, assigns, officers, directors, shareholders, trustees, representatives, heirs, executors, administrators, attorneys, insurance carriers, partners, joint venturers, investors, parent companies, subsidiaries, and affiliates, from any and all claims, causes of action, judgments, injunctions, pending depositions, liens, promises, agreements, contracts, obligations, transactions, costs, damages, losses, lawsuits, arbitrations, appeals, liabilities, indemnifications, debts, restrictive covenants, demands, attorneys' fees or expenses of any nature whatsoever, and rights of any kind or character, whether known or unknown or speculative, except as to the enforcement of obligations expressly set forth in this Agreement, which either party had, now has or may hereafter have against the other, or any of them, by reason of any claims or allegations raised in or arising out of the Lawsuit.


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                (b)     Without limitation on the generality of the above
release, De-Carbon further releases from any liability in any way relating to their declarations all those who provided declarations for MTI in support of MTI's Motion for Preliminary Injunction.

                (c) Neither the above release nor any other provision of this Agreement shall apply to Robert Fisher.

        15.     WAIVER OF CIVIL CODE SECTION 1542

                (a) By releasing and forever discharging any and all claims, both known and unknown, as provided for in paragraph 14 above, the parties hereto expressly waive their rights under California Civil Code section 1542, which provides:

                "(a) A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him, must have materially affected his settlement with the debtor."

                (b)     With full knowledge and understanding of Civil Code
section 1542, the parties hereby waive and relinquish any and all rights and benefits which they have or may have under section 1542, or under any similar law of any other jurisdiction. The parties hereto acknowledge that they are aware that they may hereafter discover facts in addition to or different from those which they now know or believe to be true with respect to the subject matter of the Lawsuit, but it is their intention hereby to fully and finally forever settle and release any and all matters, disputes and differences relating to the


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Lawsuit, known or unknown, suspected or unsuspected, which now exist, may exist or heretofore have existed, and that in furtherance of this intention, the releases herein given shall be and remain in effect as full and complete general releases, notwithstanding the discovery or existence of any such additional or different fact.

        16.     WITHDRAWAL OF OSC RE CONTEMPT

        Within ten (10) days of the date of this Agreement, MTI will file with the Orange County Superior Court a document requesting the withdrawal of the OSC re contempt against De-Carbon.

        17.     STIPULATION FOR RELEASE OF CASH IN LIEU OF BOND

        Within ten (10) days of the date of this Agreement, De-Carbon shall execute a stipulation or other suitable document enabling the Orange County Superior Court to release to MTI the cash deposited by MTI in lieu of bond for the preliminary injunction. MTI will prepare the required documentation.

        18.     CONTROLLING LAW

        This Agreement shall, in all respects, be deemed entered into in Orange County, California, and interpreted, enforced and governed exclusively by and under the laws of the state of California. Jurisdiction and venue for any disputes that may arise out of this Agreement shall be exclusively in the Orange County Superior Court.

        19.     ATTORNEYS' FEES

        In any action or proceeding at law or in equity arising out of this Agreement, the


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prevailing party shall be entitled to recover from the unsuccessful party all costs, expenses and actual attorneys' fees incurred therein by the prevailing party.

20.     SOLE AND ONLY AGREEMENT

        This Agreement, the Stipulation for Entry of Judgment executed pursuant hereto, and that letter dated January 2, 1997 by Kathleen A. Tomeo of Roy A. Hoff, Inc. contain the entire understanding of the parties with respect to the subject matter hereof. There are no representations, conditions, covenants, or understandings other than those expressly referred to therein. Each party acknowledges that no other party or any agent or attorney of any other party has made any promise, representation or warranty whatsoever, not expressly contained therein, concerning the subject matter hereof, to induce the other party to execute this Agreement, and each party warrants and acknowledges that he has not executed this Agreement in reliance on any such promise, representation or warranty not specifically contained therein.

21.     BINDING ON PREDECESSORS AND SUCCESSORS

        This Agreement shall apply to, be binding upon and inure to the benefit of the respective predecessors, successors, assigns, agents, employees, heirs, administrators, executors, trustees, and all representatives of the parties hereto.

22.     WARRANTY OF AUTHORITY

        The parties executing this Agreement warrant that they have the authority and authorization to enter into this Agreement, and to bind their respective corporate entities.

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        23.     SEVERABILITY

        The provisions of this Agreement are severable, and should any provision for any reason be unenforceable, the balance shall nonetheless be of full force and effect.

        24.     JOINT PREPARATION

        This Agreement shall be deemed to have been jointly prepared by the parties hereto. Therefore, any uncertainty or ambiguity that may exist herein shall not be interpreted against any party hereto, but otherwise according to the application of the rules on interpretation of contracts.

        25.     COUNTERPARTS

        This Agreement may be executed in counterparts.

        26.     KNOWING AND VOLUNTARY EXECUTION

        The parties hereto warrant and acknowledge that they fully understand the terms and consequences of this Agreement, that they have had the opportunity to employ the services of independent and competent legal counsel with respect to this Agreement, and that their decision to enter into this Agreement was of their own free will, and was not based on, influenced by or induced by any threat or coercion whatsoever.

        27.     NECESSARY DOCUMENTS AND INSTRUMENTS

        The parties hereto agree to execute any and all other documents and instruments which may be reasonably necessary or proper to effectuate and carry out the purposes of


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this Agreement.

        28.     NO ASSIGNMENT

        The parties warrant to one another that they have not assigned or transferred, or purported to assign or transfer, to any person or entity, either voluntarily or involuntarily, any claim, cause of action or right based on, arising out of, or in connection with any matter, fact or anything described or referred to in any of the pleadings, records or papers in the Lawsuit.

        29.     GENDER

        Wherever the masculine, feminine or neuter form is used in this Agreement, said term shall apply with equal force and effect to any other gender, or to an entity, as required by the context wherein the term appears.

        30.     WAIVER AND MODIFICATION

        No provision of this Agreement may be waived or modified except by a writing signed by all of the parties hereto.

        IN WITNESS WHEREOF, the parties have executed this Agreement so that the same shall be effective as of the date first above written.

                                        MOTORVAC TECHNOLOGIES, INC.

                                        /s/ Lee W. Melody
                                        ------------------------------
                                        By: Lee W. Melody
                                        Its: President


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                                        DE-CARBON AUSTRALIA PTY LTD

                                        /s/ JIM LITIS
                                        -----------------------------------
                                        By: Jim Litis
                                        Its:  [SIG] JL
                                            -------------------

                                        CARBON CLEAN CORPORATION PTY LTD

                                        /s/ JIM LITIS
                                        -----------------------------------
                                        By: Jim Litis
                                        Its:  [SIG] JL
                                            -------------------

                                        CARBON TUNE PTY LTD

                                        /s/ JIM LITIS
                                        -----------------------------------
                                        By: Jim Litis
                                        Its:  [SIG] JL
                                            -------------------

                                        /s/ CHRIS SOMAS
                                        -----------------------------------
                                        Chris Somas

                                        /s/ ROYDN SWEET
                                        -----------------------------------
                                        Roydn Sweet

                                        /s/ JIM LITIS
                                        -----------------------------------
                                        Jim Litis




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APPROVED AS TO FORM AND CONTENT:


    [SIG]  J.A. Lumsdaine
---------------------------------------------
Attorneys for Motor Vac Technologies, Inc.


    [SIG]  Christopher M. Laquer
---------------------------------------------
Attorneys for De-Carbon Australia Pty Ltd,
Carbon Clean Corporation Pty Ltd,
Carbon Tune Pty Ltd, Chris Somas, Roydn Sweet and Jim Litis







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